CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Bondy Tan, President and Chief Executive Officer of Lightscape Technologies Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Lightscape Technologies Inc. for the period ended September 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lightscape Technologies Inc.

Dated: November 13, 2007

/s/ Bondy Tan
Bondy Tan
President and Chief Executive Officer
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting
Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lightscape Technologies Inc. and will be retained by Lightscape Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.